EXHIBIT H

CONSENT

I hereby consent to the use of my name and the making of the statements with respect to me which are set forth (i) under the caption "Official Documents and Statements" in the Prospectus and (ii) under the caption "Official Documents and Statements" in the Prospectus Supplement included in this Registration Statement filed by the Commonwealth of Australia with the U.S. Securities and Exchange Commission.

By:	/s/ Dr Ken Henry AC
	Name:	Dr Ken Henry AC
	Title:	Secretary of the Treasury of the Commonwealth of Australia

Dated:  24 November 2009.